EXHIBIT 23.1




                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Inc. under the Securities Act of 1933 of our report dated July 30, 1997 with respect to the consolidated financial statements of Mallinckrodt Inc. included in this Annual Report on Form 10-K for the year ended June 30, 1997:


                       Commission File No.
                   ---------------------------

                     Form S-8, No.   2-65727
                     Form S-8, No.   2-70868
                     Form S-8, No.   2-80553
                     Form S-8, No.   2-90910
                     Form S-8, No.   2-94151
                     Form S-8, No.  33-10381
                     Form S-8, No.  33-32109
                     Form S-8, No.  33-40246
                     Form S-3, No.  33-43925
                     Form S-3, No.  33-47081
                     Form S-3, No.  33-57821
                     Form S-8, No. 333-34489



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Ernst & Young LLP



St. Louis, Missouri
September 22, 1997